Exhibit 99.1

.

Investor Presentation January 2018

2 □ Balance Sheet (9/30/17): ▪ Assets – $959.9 million ▪ Net loans – $739.9 million ▪ Deposits – $735.4 million ▪ Tangible common equity – $105.6 million □ Profitability (9/30/17 YTD): ▪ Net income – $1.1 million ▪ Core ROAA 1 – 0.40% ▪ Net interest margin – 3.72% ▪ Efficiency ratio – 75.5% ▪ Net income has been negatively affected due to one time expenses – merger costs, provisioning for combined loan portfolio & new hires in the Richmond market □ Capital (9/30/2017): ▪ Tang. common equity/tang. assets – 11.14% ▪ Bank leverage ratio – 8.80% ▪ Bank total risk based capital – 11.80% □ Headquartered in Richmond, the Company has 18 branches in the Eastern Virginia region after the recent merger of Bank of Lancaster and Virginia Commonwealth Bank www.vcb.bank Company Overview 1 Excludes nonrecurring items and amortization of intangible assets Source: S&P Global Market Intelligence, Company documents Current Branch Locations Proposed Branch Locations

3 Randal R. “Randy” Greene – Vice Chairman, President & Chief Executive Officer Mr. Greene is the President and CEO of Bay Banks of Virginia. He serves on the Boards of Bay Banks, Virginia Commonwealth Bank and Bay Trust Company. He joined the family of companies in the fall of 2011. Randy received his Bachelor of Business Administration from East Tennessee State University in 1982 and began his banking career in 1984. Prior to joining Bay Banks, Randy most recently was a Regional President of State of Franklin Bank, a division of Jefferson Federal Bank in Johnson City, Tennessee. From 1996 to 2008, he was President and CEO, Director and Founder of State of Franklin Savings Bank and Chairman of its Executive Committee. Randy has substantial knowledge of successfully growing a community bank with experience in all areas of banking, including managing multiple teams, as a senior credit officer with years of direct experi enc e working with regulatory agencies, 25 years of lending experience, and has been directly responsible for managing the asset quality of a $350 million community bank. He was awarded 2015 Outstanding Alumni for the college of business at Eastern Tennessee State University. C. Frank Scott, III – Chairman of the Board, Chairman of VCB Financial Group & President of Virginia Commonwealth Bank Mr. Scott is currently the Chairman of the Board, Chairman of VCB Financial Group and President of Virginia Commonwealth Bank. Before the merger, he was the Chief Executive Officer of Virginia Commonwealth Bank and served on the Board since 1987. He worked at Virginia Commonwealth Bank since 1999, before becoming CEO in 2011. He is the past President of the Petersburg Lions Club, the Southside Virginia Association of Realtors, and the Tri Cities Independent Insurance Agent’s Association. He is currently a Member of the Board of the Appomattox Educational Foundation, the Prince George Alliance for Education Association, and the Richard Bland College Foundation. He is a Member of Redeemer Lutheran Church in Midlothian, and currently serves as a Member of the Board and as Treasurer. He received his BS degree in Finance from Virginia Tech in 1974 and his MA from the Charles F. Dolan School of Business at Fairfield University in Fairfield Connecticut in 2003. James A . “Jim” Wilson Jr . , Chief Financial Officer James A. Wilson, Jr. serves as Executive Vice President and Chief Financial Officer of Bay Banks of Virginia and Virginia Commonwealth Bank. Prior to the merger, he served as Executive Vice President, Treasurer and Chief Financial Officer of Virginia Commonwealth Bank and as Treasurer/Vice President of Virginia BanCorp. Mr. Wilson joined Virginia Commonwealth Bank in August 1989 as Treasurer/Controller and was soon thereafter promoted to Senior Vice President/Chief Financial Officer. In 2012, he was promoted to Executive Vice President/Chief Financial Officer of Virginia Commonwealth Bank. Mr. Wilson is a Certified Public Accountant, CFA® charterholder and Chartered Global Management Accountant. Leadership

4 Douglas F. Jenkins, Jr. – Chief Banking Officer Mr. Jenkins serves as Executive Vice President and Chief Banking Officer of Virginia Commonwealth Bank and Bay Banks of Virginia. Prior to the merger, he was Executive Vice President and Chief Banking Officer of Bank of Lancaster. Mr. Jenkins served as Senior Vice President of Bank of Lancaster from December 2009 until December 2011 and served as Senior Lending Officer from May 2008 until April 2013. From June 2011 until April 2013, he served as Retail Delivery Administrator. Prior to joining Bank of Lancaster in 2006 as a Vice President and Business Development Officer, Mr. Jenkins was a Vice President at SunTrust Bank, where he was a member of its Financial Institutions Group. C . Rodes “Dusty” Boyd, Jr . – Chief Lending Officer Mr. Boyd has served as Executive Vice President and Chief Banking Officer of Virginia Commonwealth Bank since July 2012. Mr. Boyd joined Virginia Commonwealth Bank in April 2011 as Executive Vice President and Chief Credit Officer, a role he served in until July 2012. Prior to joining Virginia Commonwealth Bank, Mr. Boyd was a Vice President in Commercial Banking with The Bank of Richmond and Gateway Bank from 2002 until 2009, and was the Richmond Market President for the Bank of Hampton Roads from March 2009 through December 2010. Mr. Boyd is currently serving a two year term as Chairman of the Lending Executive Committee for the Virginia Banker’s Association. Gary Armstrong – Richmond Market Executive Mr. Armstrong, a 31 - year commercial banking veteran, was hired in January 2017 as Richmond Market Executive. Mr. Armstrong most recently served as Park Sterling Bank’s Richmond Market President, a position that immediately followed the acquisition of First Capital Bank in January 2016. At First Capital Bank, he was Executive Vice President and Chief Lendi ng Officer. Prior to that, he spent 11 years with and was a founding management member of Richmond - based First Market Bank, where he managed the Commercial Banking Group. Eric F . Nost – President & Chief Executive Officer of VCB Financial Group Mr. Nost, a financial services executive with over 30 years experience, has joined Bay Banks to lead its new wealth management subsidiary, VCB Financial Group, as President and CEO. He most recently managed a bank - owned investment firm, C&F Wealth Management Corp., building it to over $400 million in assets under management. A U.S. Navy veteran, Mr. Nost is a graduate of Virginia Military Institute, earned an MBA degree from Liberty University, and is a Certified Financial Planner. Leadership

Attractive Markets to Fuel Growth

Market Information

- **Richmond MSA**
  - The capitol of Virginia and one of America's oldest cities is a diverse economic hub along the James River
  - 8 Fortune 500 companies and over 46,000 businesses
  - Contains over 125,000 households with an annual income greater than $100,000
  - Home to many institutions of higher education including University of Richmond and Virginia Commonwealth University
- **Northern Neck and Middle Peninsula Region**
  - #1 market share in the counties served in the Northern Neck region
  - Miles of coastline host an economy fueled by tourism, agriculture, marine services, and commercial fishing operations
  - Close proximity to historic Williamsburg, Fredericksburg and Richmond

Richmond, VA MSA[1]		June 2017		
			Total	Market
		# of	Deposits	Share
Rank	Institution	Branches	($000)	(%)
1	Bank of America Corporation (NC)	23	$13,535,724	37.1
2	Wells Fargo & Company (CA)	60	$7,134,062	19.5
3	SunTrust Banks, Inc. (GA)	39	$4,392,456	12.0
4	BB&T Corporation (NC)	40	$3,203,320	8.8
5	Union Bankshares Corporation (VA)	34	$2,637,425	7.2
6	C&F Financial Corporation (VA)	16	$813,920	2.2
7	TowneBank (VA)	9	$785,649	2.2
8	Community Bankers Trust Corporation (VA)	11	$588,762	1.6
9	Southern National Bancorp of Virginia, Inc. (VA)	10	$517,951	1.4
10	South State Corporation (SC)	8	$455,141	1.3
11	Village Bank and Trust Financial Corp. (VA)	9	$407,005	1.1
12	Bank of Southside Virginia Corporation (VA)	10	$362,636	1.0
13	Bay Banks of Virginia, Inc. (VA)	8	$355,876	1.0
14	First Citizens BancShares, Inc. (NC)	5	$320,517	0.9
15	Bank of McKenney (VA)	7	$195,895	0.5
	Market Total	320	$36,515,090	100.0

Northern Neck & Middle Peninsula Region[2]		June 2017		
			Total	Market
		# of	Deposits	Share
Rank	Institution	Branches	($000)	(%)
1	Bay Banks of Virginia, Inc. (VA)	7	$299,587	24.4
2	Union Bankshares Corporation (VA)	7	$284,560	23.2
3	Chesapeake Financial Shares, Inc. (VA)	6	$270,565	22.1
4	Southern National Bancorp of Virginia, Inc. (VA)	4	$161,085	13.1
5	Peoples Bankshares, Incorporated (VA)	2	$93,412	7.6
6	BB&T Corporation (NC)	2	$67,225	5.5
7	Community Bankers Trust Corporation (VA)	2	$48,819	4.0
8	Woodforest Financial Group, Inc. (TX)	1	$1,103	0.1
	Market Total	31	$1,226,356	100.0

[1] Includes independent cities of Richmond, Colonial Heights, Hopewell and Petersburg and counties of Charles City, Chesterfield, Dinwiddie, Goochland, Hanover, Henrico, New Kent, Powhatan and Prince George

[2] Includes the counties of King George, Westmoreland, Richmond, Northumberland, Lancaster, Essex, Middlesex, Mathews, Gloucester & King and Queen

Source: S&P Global Market Intelligence, regional chamber of commerce; deposit data as of June 2017

5

6 2017 Year in Review x Completed the transformational merger between Bank of Lancaster and Virginia Commonwealth Bank ▪ Transaction has provided a deeper management team, more efficient operational structure, improved growth opportunities and increased shareholder value x Raised $35 million in new capital from institutional and retail investors ▪ Offering was oversubscribed by more than 80% x Relocated headquarters to Richmond ▪ Filled a void in the market where significant community banking consolidation had occurred x Launched a new, rebranded website ▪ Refreshed, easy - to - use layout with the “.bank” domain extension for added security x Achieved approximately $150 million in organic asset growth ▪ Significant investment in the Richmond area led to a surge in loan growth

7 Financial Performance Since 2011 *Excludes merger related costs of $575 thousand in 2016 and $985 thousand YTD in 2017 1 Year to date as of September 30, 2017; all YTD profitability information excludes merger related expenses of $985 thousand 2 Calculated as gross loans, net of loan loss reserve, divided by deposits Source: S&P Global Market Intelligence, Company documents $ In Thousands 2011 2012 2013 2014 2015 2016 YTD 1 Balance Sheet Total Assets $315 $335 $331 $390 $456 $487 $960 Net Loans $234 $236 $248 $295 $344 $382 $740 Deposits $266 $275 $268 $308 $360 $382 $735 Loans/Deposits 2 88% 86% 92% 96% 95% 100% 101% Net Income $350 $698 $1,222 $1,830 $366 $2,999* $2,263* ROAA 0.11% 0.22% 0.37% 0.53% 0.09% 0.65%* 0.40%* ROATCE 1.41% 2.37% 3.59% 5.14% 0.99% 7.86%* 4.09%* Net Interest Margin 3.46% 3.61% 3.53% 3.85% 3.48% 3.40% 3.72% Diluted Earnings Per Share $0.13 $0.27 $0.25 $0.38 $0.08 $0.62* $0.28*

8 Balance Sheet Trends $315 $335 $331 $390 $456 $487 $960 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 2011 2012 2013 2014 2015 2016 2017 YTD $234 $236 $248 $295 $344 $382 $740 $0 $100 $200 $300 $400 $500 $600 $700 $800 2011 2012 2013 2014 2015 2016 2017 YTD 88% 86% 92% 96% 95% 100% 101% 50% 60% 70% 80% 90% 100% 110% 2011 2012 2013 2014 2015 2016 2017 YTD 2.44% 2.65% 2.03% 1.22% 1.82% 1.60% 1.04% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 2011 2012 2013 2014 2015 2016 2017 YTD Net Loans ($M) Total Assets ($M) Loans / Deposits 1 NPA / Assets (excl. TDR) 1 Calculated as gross loans, net of loan loss reserve, divided by deposits Note: YTD is as of September 30, 2017 Source: S&P Global Market Intelligence, Company documents

9 Performance Trends 0.11% 0.22% 0.37% 0.53% 0.09% 0.55% 0.40% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% 0.80% 2011 2012 2013 2014 2015 2016 2017 YTD $350 $698 $1,222 $1,830 $366 $2,535 $2,263 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 2011 2012 2013 2014 2015 2016 2017 YTD 89.0% 81.7% 80.6% 77.9% 86.0% 77.4% 75.5% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% 100.0% 2011 2012 2013 2014 2015 2016 2017 YTD 1.3% 2.2% 3.3% 4.8% 0.9% 6.2% 4.1% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% 2011 2012 2013 2014 2015 2016 2017 YTD Efficiency Ratio Net Income ($000) ROAA ROAE Note: YTD as of September 30, 2017; excludes merger related expenses of $985 thousand Source: S&P Global Market Intelligence, Company documents

10 □ Grow organically to $1 billion in assets by the first quarter of 2018 □ Reach 1.00% ROAA during 2019 □ Achieve double digit loan growth, return on equity and EPS growth by capitalizing on the significant opportunities in the Richmond market □ Become the community bank of choice in Richmond by attracting top talent and leveraging the ability to serve larger customers □ Expand presence in the Hampton Roads market with multiple branch locations, having hired a seasoned market executive □ Increase the contribution of the wealth management subsidiary, VCB Financial Group, to 25% of the Company’s total noninterest income by 2020 □ List on the NASDAQ exchange for greater visibility and sponsorship Corporate Goals

11 □ Gary Armstrong, a 31 - year commercial banking veteran, was hired in January 2017 as Market Executive to lead the Company’s growth in Richmond □ Recent additions to the lending team position the Company to be a dominant community bank player in the market □ Since the completion of the merger, loans in the Richmond market have increased by $41.4 million, or 67.5% □ In 2018, the Company expects to originate $220 million in new commercial and residential loans □ Jennifer Murphy recently joined Bay Banks to manage residential operations and to enhance the Company’s ability to sell mortgages and government loans in the secondary market □ The Company also recently hired Barry Almond, a community banking veteran with 30 years experience in the Richmond Market, as Chief Retail Officer to focus on increasing core deposits Richmond Growth Story Significant Investment is Yielding Strong Early Results

12 $58,849 $60,617 $60,591 $59,454 $61,560 $57,000 $57,500 $58,000 $58,500 $59,000 $59,500 $60,000 $60,500 $61,000 $61,500 $62,000 2013 2014 2015 2016 2017 40,000 36,000 65,000 120,000 47,315 100,000 - 40,000 80,000 120,000 Transportation Manufacturing Healthcare/Life Sciences Military (Active Duty, Cilvilian and Reserve) Tourism Professional Services 2.96% 5.68% 4.10% 3.70% 5.80% 3.60% 3.50% 8.86% 3.90% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% 10.00% 2018-2023 Projected Population Change 2018-2023 Projected HHI Change Unemployment Rate Virginia Beach MSA VA USA Virginia Beach - Norfolk - Newport News MSA Demographic Highlights □ Diverse economy primarily supported by the east coast’s third largest port and a significant military presence □ Recent developments include a $350 million investment to modernize the port in Norfolk and a $320 million investment to expand the port in Portsmouth □ Home of the nation’s largest naval base, Naval Station Norfolk □ 3 Fortune 500 companies headquartered in the area: Huntington Ingalls Industries, Norfolk Southern, and Dollar Tree □ Institutions of higher education include Old Dominion University, College of William and Mary, Christopher Newport University and Hampton University Source: S&P Global Market Intelligence, Hampton Roads Economic Development Alliance, Virginia Beach Department of Economic De vel opment Regional Jobs in Key Industries Median Household Income Trend

13 Market Consolidation □ Hampton Roads has traditionally been a community bank market □ A wave of mergers over the last 15 years has depleted the ranks of community banks serving Hampton Roads

Deposit Market Share

Institution (ST)	2017 Rank	Branches	2017 Deposits ($000)	Market Share (%)
Virginia Beach-Norfolk-Newport News				
TowneBank (VA)	1	26	5,482,851	22.01
Wells Fargo & Co. (CA)	2	48	4,733,299	19.00
SunTrust Banks Inc. (GA)	3	35	4,005,803	16.08
BB&T Corp. (NC)	4	46	3,296,583	13.23
Bank of America Corp. (NC)	5	32	3,041,138	12.21
Union Bkshs Corp (VA)	6	26	1,170,428	4.70
Old Point Financial Corp. (VA)	7	20	780,438	3.13
Southern BancShares (NC) (NC)	8	11	436,698	1.75
PNC Financial Services Group (PA)	9	11	379,202	1.52
Chesapeake Financial Shares (VA)	10	8	378,562	1.52
Farmers Bankshares Inc. (VA)	11	6	308,868	1.24
Fulton Financial Corp. (PA)	12	6	232,896	0.93
C&F Financial Corp. (VA)	13	6	218,677	0.88
Southern National Bncp of VA (VA)	14	5	165,497	0.66
Dollar Bank FSB (PA)	15	4	110,075	0.44
Citizens National Bank (VA)	16	1	39,788	0.16
City Holding Co. (WV)	17	1	33,863	0.14
Bay Banks of Virginia Inc. (VA)	**18**	**1**	**25,894**	**0.10**
First Citizens BancShares Inc. (NC)	19	1	25,012	0.10
Woodforest Financial Grp Inc. (TX)	20	14	20,053	0.08
Bk of Southside Virginia Corp. (VA)	21	1	18,896	0.08
Premier Financial Bancorp Inc. (WV)	22	1	9,667	0.04
Dickinson Financial Corp. II (MO)	23	1	1,318	0.01
Village Bank & Trust Finl Corp (VA)	24	1	0	0.00
Total For Institutions In Market		**312**	**24,915,506**	

Source: S&P Global Market Intelligence; data as of June 30, 2017

14

15 Regional Map Source: S&P Global Market Intelligence Branch LPO

16 Observations □ Big banks (>$10 billion) don’t serve small businesses well because it doesn’t make economic sense for big banks to devote the resources to pursuing small loans and small relationships □ Without community banks, small businesses are credit challenged □ There is a great opportunity for a bank like Virginia Commonwealth to take advantage of the community bank void in Hampton Roads □ Ed Putney Jr., a banking veteran with more than 30 years experience in the Virginia Beach area, has been hired as market executive and will be responsible for heading the expansion initiative □ With today’s technology, the entire Hampton Roads market can be served with 3 - 5 branches □ VCB currently has 1 LPO and 1 branch location in the area and expects to open 1 new branch in 2018 and another in the first quarter of 2019

17 Wealth Management Initiative □ The Company restructured the legacy Bank of Lancaster trust department to increase profitability and rebranded it as VCB Financial Group □ Eric Nost , a financial services executive with over 30 years experience, joined Bay Banks in March 2017 to lead the new bank subsidiary □ Resources have been reallocated to focus on growing assets under management with all new employees in client - facing roles □ Servicing, compliance and other back office responsibilities have been outsourced to National Advisors Trust □ The goal is for VCB Financial Group to account for 25% of the Company’s total noninterest income by the end of 2020

18 Moving to the NASDAQ Exchange □ The Company is expected to list on the NASDAQ at the end of the first quarter □ Benefits of listing on the NASDAQ include: ▪ An expanded universe of investors ▪ More robust trading market ▪ Higher trading volumes ▪ Generally higher pricing multiples ▪ More attractive currency when pursuing future acquisitions ▪ Automatic exemption from Blue Sky laws ▪ Possible inclusion in the Russell Index □ Bay Banks is already an SEC registered company, so no changes to operating structure or regulatory oversight will occur 116% 145% 179% 229% 217% 111% 136% 142% 169% 146% 0% 50% 100% 150% 200% 250% <$500M $500M-$1B $1B-$5B $5B-$10B $10+B Median Price/Tangible Book NYSE & NASDAQ OTC MKTs By Asset Size Source: S&P Global Market Intelligence; market data as of January 10, 2018 3,433 4,476 27,228 159,797 300 790 462 11 0 40,000 80,000 120,000 160,000 <$500M $500M-$1B $1B-$5B $5B-$10B Median Average Daily Volume NYSE & NASDAQ OTC MKTs By Asset Size

19 Investment Opportunity x With nearly $1.0 billion in assets, Bay Banks is the 3 rd largest community bank headquartered in Richmond and 15 th largest in the Commonwealth of Virginia x Emerging growth story with significant opportunities in the Richmond and Hampton Roads markets x Recent stock offering provides capital to support additional growth to $1.3 - $1.4 billion in assets x The Company expects to see improved profitability in 2018 as additional income from merger cost savings and recent investments in Richmond are fully realized x The capital raise and move to the NASDAQ exchange are expected to increase institutional sponsorship, trading liquidity, and valuation x Deep, talented leadership team with the ability to take the Company to the next level

Publicly Traded Virginia Banks

Sorted by Market Cap				Market Data							Financial Highlights					
					Price to:											
Ticker	Institution	City	Exchange	Mkt Cap ($M)	Tg Bk (%)	EPS (x)	Div. Yield (%)	Insider Own. (%)	Institut. Own. (%)	LTM Return (%)	Total Assets ($M)	Total Loans ($M)	TCE /TA (%)	NPAs/ Assets (%)	LTM ROAA (%)	LTM ROAE (%)
UBSH	Union Bkshs Corp	Richmond	NASDAQ	$2,537.5	230.0 %	21.3 x	2.2 %	0.7 %	44.0 %	17.8 %	$9,029.4	$6,929.6	8.3 %	0.50 %	0.91 %	7.70 %
TOWN	Towne Bank	Portsmouth	NASDAQ	2,025.8	248.1	21.3	1.7	6.7	43.7	5.0	8,614.8	6,229.1	9.9	0.65	1.21	8.97
ANCX	Access National Corp.	Reston	NASDAQ	593.5	249.8	27.7	2.1	30.9	42.3	4.7	2,873.1	1,995.9	8.8	0.38	0.78	6.14
BHRB	Burke & Herbert Bank & Trust	Alexandria	OTC Pink	521.5	149.7	18.0	3.1	0.0	6.1	35.1	3,138.9	1,838.4	11.1	0.87	0.97	8.66
FCBC	First Community Bancshares Inc	Bluefield	NASDAQ	505.2	200.5	18.8	2.4	13.6	40.7	5.6	2,374.8	1,837.7	11.0	1.29	1.12	7.72
CARE	Carter Bank & Trust	Martinsville	OTC Pink	455.6	119.8	NM	0.0	12.2	2.3	15.5	4,189.6	2,684.5	9.2	3.27	0.01	0.12
SONA	Southern National Bncp of VA	McLean	NASDAQ	397.5	183.0	54.0	1.9	16.2	55.8	4.5	2,596.6	2,035.2	8.8	0.77	0.37	3.07
AMNB	American National Bankshares	Danville	NASDAQ	345.0	209.5	20.1	2.5	4.5	31.6	18.0	1,780.5	1,298.5	9.5	0.31	1.01	8.39
NKSH	National Bankshares Inc.	Blacksburg	NASDAQ	312.4	168.1	21.1	2.8	3.7	36.3	8.5	1,232.5	660.9	14.8	0.88	1.18	7.90
FBLV	First Bancorp Inc.	Lebanon	OTC Pink	253.3	140.2	11.4	0.0	--	--	0.0	1,632.0	1,370.0	11.1	0.83	1.36	12.72
JMSB	John Marshall Bancorp Inc.	Reston	OTCQB	229.6	179.6	23.1	--	0.0	9.2	9.1	1,153.3	969.8	11.1	0.28	0.97	8.61
CFFI	C&F Financial Corp.	Toano	NASDAQ	204.6	156.2	15.7	2.3	5.6	31.4	32.7	1,484.6	1,072.5	8.9	0.97	0.90	9.16
FVCB	FVCBankcorp Inc.	Fairfax	OTCQX	190.0	195.5	23.2	--	0.0	4.9	28.7	997.8	827.1	9.8	0.45	0.92	10.00
ESXB	Community Bankers Trust Corp	Richmond	NASDAQ	181.9	146.2	17.6	0.0	1.0	59.8	15.4	1,294.1	935.4	9.6	1.60	0.84	8.93
OPOF	Old Point Financial Corp.	Hampton	NASDAQ	151.4	154.8	40.0	1.5	18.0	39.6	9.9	954.5	702.0	10.2	1.64	0.41	3.91
BAYK	Bay Banks of Virginia Inc.	Richmond	OTCQB	140.6	131.8	50.2	1.5	10.2	22.4	38.8	959.9	744.8	11.1	1.04	0.25	2.57
CPKF	Chesapeake Financial Shares	Kilmarnock	OTCQB	120.4	141.9	14.5	1.7	--	6.4	44.0	784.1	483.4	10.9	1.12	1.14	10.94
FMBM	F & M Bank Corp.	Timberville	OTCQX	109.0	136.0	12.5	2.9	4.6	16.7	29.3	763.7	678.1	10.5	2.06	1.33	11.15
EFSI	Eagle Financial Services Inc.	Berryville	OTCQX	108.0	129.2	13.8	2.8	22.2	3.5	25.3	738.6	552.2	11.3	1.30	1.12	9.72
BMBN	Benchmark Bankshares Inc.	Kenbridge	OTC Pink	99.0	146.8	14.4	2.4	0.0	4.6	22.1	563.1	466.6	12.2	1.12	1.23	10.63
MNSB	MainStreet Bcshs	Fairfax	OTCQX	98.0	152.2	18.0	--	5.1	26.7	3.9	705.5	574.1	7.1	0.29	0.70	8.82
VABK	Virginia National Bkshs Corp.	Charlottesville	OTCQX	95.8	150.0	13.9	1.9	13.9	8.7	43.0	610.3	501.0	10.5	0.40	1.12	11.16
FXNC	First National Corp.	Strasburg	OTC Pink	89.8	159.0	13.2	0.8	13.2	15.1	41.2	731.5	515.4	7.7	0.36	0.94	12.59
FDVA	Freedom Bank of Virginia	Fairfax	OTCQX	84.8	148.0	23.7	--	0.0	4.4	20.9	561.1	410.1	9.7	0.35	0.69	6.58
FBSS	Fauquier Bankshares Inc.	Warrenton	NASDAQ	80.9	139.9	20.8	2.3	6.0	17.0	31.0	631.7	490.2	9.1	1.29	0.61	6.93
HMTA	HomeTown Bankshares Corp.	Roanoke	NASDAQ	66.1	129.1	23.4	--	6.7	37.4	22.7	551.4	435.8	9.1	1.49	0.52	5.64
BOTJ	Bank of the James Finl Grp Inc	Lynchburg	NASDAQ	65.8	125.6	22.9	1.6	11.9	34.9	-1.5	619.3	501.3	8.4	0.87	0.49	5.56
HLND	Highlands Bankshares Inc.	Abingdon	OTCQX	64.4	123.4	27.0	0.0	23.5	10.0	12.1	599.1	436.8	8.4	2.25	0.46	5.15
PKKW	Parkway Acquisition Corp	Floyd	OTCQX	62.0	111.7	20.3	1.3	0.0	0.0	42.8	546.5	423.3	10.2	2.17	0.55	5.38
CZBT	Citizens Bancorp of Virginia	Blackstone	OTC Pink	54.5	110.8	14.8	3.4	--	0.0	5.7	371.4	190.1	13.3	1.77	1.01	7.64
PPBN	Pinnacle Bankshares Corp.	Altavista	OTCQX	53.5	138.1	16.9	1.2	11.0	8.5	19.7	442.6	355.3	8.6	0.30	0.72	8.32
NWPP	New Peoples Bankshares Inc	Honaker	OTC Pink	50.0	97.4	23.3	--	35.4	3.7	28.0	665.2	501.4	7.6	2.67	0.34	4.56
			Avg.	323.4	156.3	21.8	1.8	9.6	21.5	20.0	1,693.5	1,239.0	9.9	1.11	0.82	7.67
	Pricing Date	January 17, 2018	Median	130.5	147.4	20.3	1.9	6.7	16.7	18.8	869.3	669.5	9.8	0.93	0.90	8.11

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